Exhibit 10.1

[Seal]

AGREEMENT TO LEASE

THIS AGREEMENT TO LEASE (the “Agreement”) executed on the 21st day of December Two Thousand Twenty-Two (21/12/2022) at Bangalore:

BE T W E E N:

1)	M/S. SHUKOOR HABIB TRUST,

A Trust having its office at No.10/9,

M.V. Bhadran Street, Periamet,

Chennai-600 003 represented by its Trustee,

Mr. Kundalam Ifzal Ahmed

(hereinafter referred to as the “Lessor No. I”, which expression shall, wherever the context so requires or admits, mean and include, its successors-in-office and assigns);

2)	M/S. RAFEEQ TRUST,

A Trust having its office at 11/1, 1st Floor, E.V.K Sampath Road, Vepery, Chennai - 600 007,

represented by its Trustee,

Mr. Anaikar Khaleeq Ahmed.

(hereinafter referred to as “Lessor No. II”, and collectively with Lessor No. I, the “Lessors”, which expression shall, wherever the context so requires or admits, mean and include, its successors-in-office and assigns);

AND:

M/S. AUGMEDIX SOLUTIONS PVT. LTD.

Having its address at

K 1003, Jacaranda, Adarsh Palm Retreat

Out Ring Road, Behind Intelcampus,

BangaloreKA 560103 IN

Represented by its Managing Member

Mr. JASWANT BANGERA.

(hereinafter referred to as the “Lessee”, which expression shall, wherever the context so requires or admits, mean and include, its successors-in-office and assigns);

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

WITNESSES AS FOLLOWS:

I. WHEREAS, by virtue of a joint development agreement, dated 21.05.2004, by and between M/s. Silverline Business & Techparks Limited, on the one hand, and M/s. MFAR Holdings Private Limited, on the other hand, were entitled to own and/or grant a lease to that certain Office Unit No. 2 on the Third Floor of the building known as “MFAR SILVERLINE TECHPARK” constructed on Industrial Plot No. 180 of EPIP, II Phase, Whitefield, Bangalore (formed in portion of Survey No. 28, Kundalahalli Village, K.R. Puram Hobli, Bangalore East Taluk), containing a super built up area of approximately 13,500 rentable square feet, along with 13 car parking spaces, as more fully described in Schedule I attached hereto and hereinafter referred to as the “Premises”;

II. WHEREAS M/s. MFAR Holdings Private Limited and M/s. Silverline Business & Techparks Limited sold the Premises to Lessor No. I and Lessor No. II under two separate Sale Deeds in the following manner:

(i) an undivided 8775 square feet of the constructed area comprised in the Premises along with 9 car parking spaces, under a Sale Deed dated 15.02.2010 (registered as Document No.4810/2009-10, Book-I, stored in C.D. No. MDPD53 in the office of the Sub Registrar, Mahadevpura, Bangalore), to Lessor No. I;

(ii) an undivided 4725 square feet of the constructed area comprised in the Premises along with 4 car parking spaces, under a Sale Deed dated 15.02.2010 (registered as Document No.4812/2009-10, Book-I, stored in C.D. No. MDPD53 in the office of the Sub Registrar, Mahadevpura, Bangalore), to Lessor No. II; and

WHEREAS, Lessors desire to lease to Lessee, and Lessee desires to lease from Lessors the Premises, upon the terms and conditions hereinafter set forth.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

III. NOW, THEREFORE, in consideration of the mutual covenants herein provided, the Lessors and Lessee agree as follows:

1)	LEASED PREMESIS:

1.1)	In consideration of the Rent (as defined in Section 2.1 below) agreed to be paid as set forth herein, Lessors leases to Lessee the Premises (including the 13 car parking spaces), together with the fittings and fixtures set out in Annexure A hereto (“FF&E”), subject to the terms and conditions set forth herein.

1.2)	Prior to the Commencement Date (as defined in Section 3 below), a joint inspection of the Premises shall be conducted by Lessors and Lessee, recording in writing, with copies for both the Lessors and Lessee, any damage or deficiencies that exist prior to the Commencement Date. To extent deficiencies are identified, the Lessors shall be responsible for the cost of any cleaning or repair to correct any damages and/or deficiencies identified at the time of such inspection. On the Commencement Date, Lessors shall deliver to Lessee the Premises in broom clean condition.

1.3)	Lessors’ delivery of the Premises to Lessee shall include the FF&E described on Annexure A, which FF&E shall be in good working condition. Lessee shall have a reasonable opportunity to inventory and inspect the FE&E prior to taking possession, and Lessors shall remove any items designated by Lessee for removal prior to the Commencement Date. Lessee shall, upon termination of this Agreement, surrender to Lessors the FF&E in the same condition as on the Commencement Date, ordinary wear and tear excepted.

1.4)	Provided Lessee has (i) delivered the Security Deposit (as defined below) to Lessors, and (ii) paid to Lessors the Rent for the first month of occupancy, Lessee shall have the right to early occupancy of the Premises fifteen (15) days prior to the Commencement Date (“Early Occupancy Period”) solely for the purpose of constructing any tenant improvements and installing furniture, trade fixtures, telephone systems and business equipment. Lessee’s occupancy of the Premises during the Early Occupancy Period shall be subject to all covenants and conditions hereunder other than with respect to the payment of Rent.

1.5)	Lessors shall furnish Lessee with two (2) keys for each door entering the Premises.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

2)	RATE OF RENT:

2.1)	Commencing on the Commencement Date and continuing through the Expiration Date (as defined in Section 3 below), the monthly rent (“Rent”) payable by the Lessee to the Lessors for the Premises shall be as set forth in the table below:

Period	Rent Per Rentable Square Foot	Total Monthly Rent	Annual Rent – Lessor No. I	Annual Rent – Lessor No. II	Total Annual Rent
1/1/2023 – 31/12/2024	Rs.56.00	Rs.7,56,000	Rs.58,96,800	Rs.31,75,200	Rs.90,72,000
1/1/2025 - 31/12/2026	Rs.58.80	Rs.7,93,800	Rs.61,91,640	Rs.33,33,960	Rs.95,25,600
1/1/2027 – 31/12/27	Rs.61.74	Rs.8,33,490	Rs.65,01,222	Rs.35,00,658	Rs.100,01,180

2.2)	The Lessee shall pay the monthly Rent regularly to the Lessors on or before the 7th day of each and every month following that for which it is due.

2.3)	The Lessee hereby confirms that they shall pay the GST at applicable rates, the present applicable rate being 18%, on Rent for the Premises, in addition to the payment of monthly rent detailed in Section 2.1 above.

3)	DURATION:

The duration of the lease in respect of the Premises shall be for a period of five (5) years (the “Term”), commencing on 01.01.2023 (the “Commencement Date”) and ending on 31.12.2028 (the “Expiration Date”). Except for termination due to material breach of the Agreement (or a force majeure event), the Lessee and Lessors shall not be entitled to terminate the lease for an initial period of thirty-six (36) months following the Commencement Date (i.e., from 01.01.2023 to 31.12.2026) (the “Lock-in Period). If the Lessee does not want to continue the lease beyond the Lock-In Period, then the Lessee may terminate the lease by providing ninety (90) days’ advance written notice to the Lessors prior to the end of the Lock-in Period.

4)	RENEWAL:

The parties hereto agree that on expiry of the Term, the parties may mutually agree to renew the lease for the Premises on such terms and conditions as mutually agreed by the parties. The Parties shall execute a fresh lease on such renewal.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

5) INTEREST FREE REFUNDABLE SECURITY DEPOSIT:

5.1)	The Lessee shall pay an interest-free, refundable security deposit of Rs.45,36,000/- (Rupees Forty-five lakhs thirty-six thousand only) (the “Security Deposit”). The Security Deposit may be held by the Lessors until the Expiration Date or the earlier termination of the Agreement (as permitted herein). The Security Deposit shall be paid to the Lessors in the following manner:

(i)	Rs.29,48,400/- (Twenty-nine lakhs forty-eight thousand four hundred only) in favor of Lessor No. 1.

Paid herein with the following transaction details C71612081222183113 on 09/12/2022

(ii)	Rs.15,87,600/- (Fifteen Lakhs eighty-seven thousand six hundred Only) in favor of Lessor No. 2

Paid herein with the following transaction details C71610081222183113 on 09/12/2022

5.2)	The Security Deposit shall be refunded by the Lessors to the Lessee at the time of Lessee vacating and delivering possession of the Premises to the Lessors upon the Expiration Date or such earlier termination of this Agreement, subject to mutually agreed deductions (if any) for past due Rent, electricity charges, water charges or recovery/repair charges for any damage to the Premises, ordinary wear and tear excepted. The Lessors shall be jointly and severally liable for the refund of the entire Security Deposit to the Lessee.

6)	PAYMENT OF TAXES:

6.1)	The Lessors shall bear and pay the property taxes, rates and cesses payable to the concerned authority for the Premises, as applicable. In the event the Lessors fail to pay any applicable taxes, and if the Statutory Authority demands payment from the Lessee, the Lessee may, in its sole discretion, pay the municipal taxes upon notice to the Lessors, and deduct such amount from future Rent. The Lessors shall be responsible for any inconvenience and damages caused to Lessee and/or its employees, officers, and representatives due to any default or negligence on the part of Lessors to fulfill their tax related obligations in a timely manner.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

6.2)	Any tax in the name of general service tax or lease tax or any tax levied or to be levied or cess or incidental to lease Rent payable in respect of the Premises and/or the car parking spaces and/or on the usage of fixtures and furnishing on lease or hire basis or tax of any other nature, other than income tax or property tax, or any tax levied on the transaction of the lease as set out herein as applicable from time to time on lease rentals or hire charges shall be borne by the Lessee irrespective of whether the tax is levied by the Central Government or Statement Government or any other statutory authority entitled to levy such kind of tax.

7)	MAINTENANCE CHARGES:

In addition to the Rent, upon receipt of the actual invoice for maintenance charges, the Lessee shall pay the maintenance charges to MFAR Silverline Technology Park Owner’s Association. The maintenance charges shall cover cleaning and upkeep of the building, 24/7 security, maintenance and upkeep of common areas and DG AMC, lift and others. The current rate of maintenance charges is Rs.8/- (Rupees Eight only) per square foot of the Premises per month (plus taxes if applicable). The maintenance charges are subject to rates fixed time to time by the association of the building.

8)	ELECTRICITY/WATER CHARGES:

8.1)	The Lessors have informed the Lessee that the Premises has 135 KVA of power for high side air-conditioner via Bangalore Electric Supply Company Limited (BESCOM). The Lessee shall bear and pay only the utilized electricity charges along with proportionate electric charges for chillers as per the separate meter provided therein. In the event the Lessee fails to pay the amounts due for the electricity, the Lessors may, in their discretion, upon notice to the Lessee, pay the amounts due under this Clause to ensure that the electricity is not disrupted for the entire building in which the Premises is situated. The Lessee shall repay the amounts stated in official receipt issued by BESCOM within thirty days of receipt of notice by the Lessors that they paid such amounts. The Lessee’s failure to pay such undisputed amount within 30-days shall be construed as material breach on the part of the Lessee. The Lessee also agrees to pay for any transmission loss between the main meter and sub meter provided to the Premises caused by the Lessee’s actions in proportion to the amounts payable by the Lessee upon receipt of a notice from Lessors/ concerned authority setting forth such amount.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

8.2)	The Lessee shall pay the DG Consumption charges at actual as per the meter provided.

8.3)	The water consumption charges shall be paid by the Lessee to the concerned authorities as per sub meter readings.

9)	TELEPHONE LINES:

In its own name and at its own cost, the Lessee shall have the right to apply for, obtain and install as many telephone/fax/ISDN/International Private Leased Circuits and other telecommunication systems and devises, and internet connections for the Premises as it may deem necessary for its business activities. The Lessee shall pay the charges for such lines installed to the appropriate authorities. On receipt of a request from the Lessee, the Lessors shall provide all assistance to the Lessee in this regard and shall execute such documents as may be required by the Lessee for applying, obtaining and installing such telecommunication systems and devices. The Lessors will provide right of access without any hindrance or charge to any third party appointed by the Lessee for the purpose of providing telecommunication services to the Lessee.

10)	USE OF PREMISES:

10.1)	The Lessee shall use the Premises for its business purposes as permitted by law and shall not carry on or permit to be carried on in the Premises, or in any part thereof, any activities that are unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/occupants in the building.

10.2)	The Lessee agrees that it shall not use or permit the Premises to be used for any form of unlawful purposes and/or in any manner that will disfigure the Premises or spoil its aesthetic appeal and/or damage its façade or interiors, normal wear and tear and Acts of God excepted.

10.3)	The employees, officers, clients, customers, invitees, suppliers, contractors and visitors of all kinds whatsoever, of the Lessee shall have free and unimpaired, uninterrupted access to the Premises at all times. The Lessee shall be entitled to enjoy the Premises peacefully as a tenant, to use the entrances, staircases, corridors, passages and other common spaces in the building for the purpose of ingress to and egress from the Premises.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

11)	REPAIRS AND MAINTENANCE:

11.1)	The Lessors shall take care of any major repairs to the Premises, which may be in the nature of structural repairs, leakage or repair caused due to tempest, fire, earthquakes or any other natural calamity.

11.2)	The Lessors, upon being notified of any major repairs, will repair the same within thirty days of such notice, failing which the Lessee may, in its discretion, make the repairs and deduct the amounts spent from future rents. In case of dispute regarding the nature of major repairs, the repairs shall be decided by a mutually agreed, certified engineer, whose decision shall be final.

11.3)	Minor repairs shall be done by the Lessee at its cost.

11.4)	The Lessee shall pay the agreed monthly maintenance charges as set forth in Section 7.

12)	SIGNAGE:

The Lessee shall be entitled to display its own signs, name plates, logos and signboards on the building directory in the ground floor lobby signboard, on exterior sign board and entrance point to the building and the Premises. The Lessee shall not be required to pay any additional charges for such signs, nameplates, logo/sign boards, etc. to the Lessors.

13)	INSURANCE:

During the Term, Lessors shall keep in effect (i) commercial property insurance on the building, and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of risks of death, bodily injury, property damage and personal injury liability with respect to the building and (iii) such other types of insurance coverage, if any, as Lessors, in Lessor’s sole discretion, may elect to carry. The Lessee may insure its movable assets in the Premises at its own cost.

14)	INDEMNITY:

14.1)	The Lessee shall indemnify and keep indemnified the Lessors from and against all claims, demands, actions, proceedings, expenses, losses and damages which the Lessors may suffer or incur in respect of the Premises due to or by reason of non-payment of statutory tax liability or non-payments of any amounts owed by the Lessee to third parties in connection with the Premises.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

14.2)	The Lessors shall defend, indemnify and hold harmless the Lessee, its officers, employees, and invitees from and against any claim, liability, demand, third party claims, loss, actions, proceedings, damage, judgment, expenses (including without limitation to attorney’s fees) or other obligation or right of action, which may arise due to non-compliance with any statutory requirements, defect in title leading to the Lessee’s occupation being disturbed, interrupted or hampered in any manner whatsoever, relating to the schedule premises and all portions thereof, so as to ensure that the Lessee can enjoy peaceful possession of the schedule premises for the intended use without any let or hindrance from any third parties, authority/ies or any other government or statutory bodies or misrepresentations of and by the Lessors, in addition to other right to Lessee, the Lessor shall immediately refund the security deposit to Lessee.

14.3)	Except for claims arising from willful misconduct, fraud, misrepresentation or gross negligence, the maximum liability of either party shall be limited to the Rent paid or payable by Lessee to the Lessor under this Agreement.

15)	STRUCTURAL ADDITIONS/ALTERATIONS:

The Lessee shall not make any structural additions or alterations of permanent nature to the Premises without the previous written consent of the Lessors.

16)	NON-STRUCTURAL ALTERATIONS/INTERIORS:

16.1	The Lessee shall have the right to make improvements within the Premises and make non-structural alterations subject to local council and building regulations without the Lessors’ prior review and approval but with prior written notice to the Lessors.

16.2)	The Lessors and the Lessee agree that on the expiry or earlier termination of the lease and at the time of vacating the Premises, the Lessee will, at its sole discretion, be entitled to remove and take away all its machinery, equipment, personal belongings etc., as may have been installed or attached or brought in the Premises by the Lessee from time to time without causing any damage to the Premises.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

17)	SUSPENSION OF RENT AND LEASE:

In the event the Premises or parking spaces related thereto or any portion thereof are uninhabitable or unusable or the utilities servicing the Premises or common areas or facilities are interrupted, so as to render the Premises or part of it uninhabitable or unusable, for any reasons other than for any act of omission or commission of the Lessee, and such restraint continues beyond fifteen (15) days, the Lessee may suspend payment of further Rent and other charges until such time that the defects are rectified. Further, in addition to being able to terminate pursuant to Section 23, Lessee shall be entitled to terminate, without any cost or liability to the Lessors. The aforesaid remedies are in addition to the obligation of the Lessors to repair the Premises.

18)	SALE AND ATTORNMENT:

The Lessors have the right to sell/transfer the Premises subject to the purchaser being bound by all the terms and conditions of the lease. Subject to the purchaser agreeing in writing to be bound by all the terms and conditions of this Agreement, including the provisions pertaining to refund of the Security Deposit, and on the Lessors making available confirmation from the new landlord who has purchased the Premises, along with its attornment for transferring the tenancy in favour of the new landlord, the Lessors shall stand released of its obligation under this Agreement. Nevertheless, Lessors, obligations, liabilities, and responsibilities incurred before the transferring of the schedule premises shall not be influenced.

19)	RENTAL DISCOUNTING/MORTGAGE:

19.1)	In the event the Lessors arrange with any bank or financial institution for the discounting of the Rents receivable by them or mortgage the Premises under this Agreement, such creation of mortgage shall be subject to the Lessee’s lease hold rights on the Premises and Lessee’s rights under this Agreement, including the right to full enjoyment and use of the Premises.

19.2)	The Lessors shall indemnify and keep indemnified the Lessee against any claims from the lender/s in respect of the principal amount of loan or interest and other charges owed by the Lessors. Should the Financial Institution require a “no objection letter,” the same will be issued by the Lessee; subject to reasonable review and revision at Lessee’s discretion.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

20)	SUB-LETTING

Upon written notice to Lessors, the Lessee shall have the right to sublease all or any portion of the Premises only to its subsidiaries, associate/sister concerns, without the consent of the Lessors. The Lessee will continue to be responsible for all the obligations and performance under the Agreement.

21)	DEFAULT IN PAYMENT OF RENT

In the event of late payment of the Rent, the Lessor shall be entitled to interest on the delinquent rent at the rate of 1.5% per month provided, however, that Lessee shall be entitled to notice of non-payment and a five (5) day cure period prior to the imposition of such interest charge on past due Rent. Such interest shall be calculated based on the number of days delinquent. This is without prejudice to the rights of the Lessors to terminate this Lease subject to Section 23 herein.

22	INSPECTION:

The Lessee shall permit the Lessors or its authorized agents to enter upon the Schedule Premises for inspection and carrying out repairs at reasonable business hours of operation in the daytime without disruption of Lessee’s normal business after at least two (2) business days’ prior written request and consent of the Lessee and in the presence of a representative of the Lessee.

23)	TERMINATION OF LEASE:

23.1)	In the event either party commits a material breach of this Agreement, or the Lessee becomes two (2) months delinquent in payment of Rent, then the non-defaulting party may give written notice of such default to the defaulting party and the defaulting party must, within 15 days of the receipt of such notice, rectify such default, failing which this lease will stand terminated. If Lessee is the defaulting party and the default is not cured, the Lessee shall hand over possession and deliver vacant possession of the Premises to the Lessors within 15 business days after the notice of termination issued by Lessors is received If Lessors are the defaulting party and default is not cured, Lessors shall refund the Security Deposit and any pre-paid Rent to Lessee within 15 business days of the date the notice of termination is received from the Lessee against delivery of vacant possession by the Lessee.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

23.2)	In the event of violence due to war or civil commotion, act of terrorism, fire accident, storm, tempest, flood, earthquake, any act of God or other event beyond a party’s reasonable control (not being an act or omission on the part of the Lessee, its agents servants etc.) causing damage to the Premises or part thereof, the Lessee shall have the option to terminate the Agreement or require that the Lessors restore the Premises. If the Lessee chooses to require that the Lessors restore the Premises, the Lessors shall restore and reinstate the Premises to the same condition as it was immediately prior to the above events, within a period of three (3) months, at its own expenses, and during such time, the Rent or proportionate part thereof and other charges shall remain suspended until the Premises is restored and reinstated and made ready for use and occupation by the Lessee. If the Premises is not restored and reinstated and made ready for use and occupation within a period of three (3) months from the date of the happening of any of the aforesaid events, the Lease shall stand terminated unless mutually agreed to extend the period.

23.3)	In the event the Lessee is ordered to be wound up for any reason by any Court or direction and/or liquidator/receiver being appointed, this lease shall stand terminated and the Lessor shall become entitled to vacant possession of the Premises and to resume possession. However, this clause will have no application in the event of mergers in which the Lessee may be a part.

23.4)	At any time following the Lock-in Period, Lessee may terminate this lease by providing ninety (90) days prior written notice to the Lessors.

23.5)	The Lessee agrees that the Lessors shall upon termination of the lease in any of the circumstances mentioned in Sections 23.1 to 23.4, the Lessors shall be entitled resume possession of the Premises upon termination.

23.6)	After completion of the Term, the Lessors shall refund the entire Security Deposit to Lessee at the time of vacating possession of the Premises as per clause 5.2.

23.7)	The Lessee agrees that upon termination of the lease as stated herein, the Lessee is bound and liable to hand over full, free and vacant possession of the Premises.;

23.8)	If Lessors fail to return the Security Deposit upon termination or expiration of the lease, then the Lessee shall be entitled to retain possession of the Premises until return of the Security Deposit with interest at the rate of 1.5% per month for the period from the date of termination/expiry till the date of actual refund. During such time Lessors will not be entitled to charge the Rent. Notwithstanding, during the aforesaid period, the Lessee will continue to be liable to pay for the electricity and other utilities consumed in the Premises.

24)	RETURN OF PREMISES:

The Lessee shall upon expiration of the lease or earlier termination of in accordance with the terms hereof, return the Premises in the same condition when taken by the Lessee on the execution of this Agreement, ordinary wear and tear excepted.

25)	PROTECTION OF INTELLECTUAL PROPERTYRIGHTS:

Neither this Agreement nor any of the terms of this Agreement shall be construed or sought to be interpreted to authorize either of the Parties to use any of the intellectual property rights of the other. Nor will any of the terms of this Agreement be understood to be nor should it be sought to be interpreted to permit either of the parties to use the other party’s, any of the logo, trade names and trademarks in any manner whatsoever.

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

26)	STAMP DUTY AND REGISTRATION CHARGESS:

The cost of stamp duty and registration charges and other incidental expenses in connection with execution and registration of this Lease and the renewed Lease shall be borne by Lessee. The Lessor shall as and when called upon by the Lessee, present themselves for registration of this Agreement in the office of the concerned Sub-Registrar.

27)	MODIFICATION/VARIATION:

No change, variation or modification of any of the terms and conditions set forth herein shall be valid unless incorporated as an amendment to this Agreement and signed by a duly authorised representative of both the parties.

28)	WAIVER/FORBEARANCE:

The parties agree that in the event of any delay in the enforcement of any of the terms of this Agreement by either Party, such delay shall not be construed as a waiver on the part of the party and any such delay in enforcement or forbearance shall not be deemed to be a waiver of such party’s rights, and the parties shall be entitled to enforce such rights without prejudice to such delay or forbearance shown.

29)	LANGUAGE AND JUSTIFICATION:

The proceedings shall be held at Bangalore and conducted in the English Language. The Courts in Bangalore shall alone have jurisdiction with regard to this Lease.

30)	GENERAL:

This Agreement is executed in Triplicate. The original shall be retained by the Lessee, the duplicate shall be retained by Lessor No. I and the triplicate shall be retained by Lessor No. II; Both Lessor No.1 and Lessor No. 2 are jointly and severally liable for the performance of obligations of Lessors under this Agreement.

31)	NOTICE AND SERVICE OF NOTICE:

Any notice required to be served under this Agreement, shall be served and given to the other party by Registered Post A.D. or by hand at the address of the respective parties given above. The same shall be deemed to be sufficiently served or given, on completion of five working days from the date of dispatch, when sent by Registered Post A.D and on receipt of acknowledgement, when given by hand.

32)	HEADING:

The headings to various clauses hereinabove, are given for sake of convenience and easy reference only and they do not in any manner either govern or interpret the meaning thereof.

33)	CAFETERIA :

The cafeteria on the top floor is a common cafeteria used by all the tenants of the building at no extra cost.

34)	PERMANENT ACCOUNT NUMBER:

The Permanent Account Number of the Lessors and the Lessee are as follows:

a)	LESSORS:	(1) M/S. SHUKOOR HABIB TRUST -

(2) M/S. RAFEEQ TRUST -

b)	LESSEE:	M/S. AUGMEDIX Solutions Pvt. Ltd. –

/s/ Jaswant Bangera        /s/ Anaikar Khaleeq Ahmed         /s/ Shaaz Ahmed

[Seal]

IN WITNESS WHEREOF, the Lessors have executed this AGREEMENT TO LEASE in the presence of the Witnesses attesting hereunder:

WITNESSES:

1) [Witness Signature]	1	/s/ Shaaz Ahmed

	2)	/s/ Anaikar Khaleeq Ahmed

	L E S S O R S

2) [Witness Signature]	L E S S E E

	/s/ Jaswant Bangera

[Seal]

S C H E D U L E I

All that piece and parcel of Office Unit No.2 on Third Floor of the building known as “Mfar Silverline Tech Park” constructed at Plot No.180 of EPIP Industrial Area situated in part of Survey No.28, Kundalahalli Village, K.R.PuramHobli, Bangalore East Taluk, Bangalore, having a super built up area of 13,500 square feet along with 13 car parking spaces bearing Nos. 90-97, 44-46, 52-56

ANNEXURE A

1.	Power with Necessary Equipment
2.	Automatic Power Backup 40 KVA
3.	With Interior
4.	False Ceiling
5.	Hard Carpets Flooring
6.	Restroom Fully Furnished
7.	Work Station with Data/ Voice points – 160 Nos
8.	Chairs
9.	Internal Electrical
10.	Cabling Network
11.	Air Conditioner
12.	Fire Detectors

/s/ Anaikar Khaleeq Ahmed

/s/ Shaaz Ahmed

/s/ Jaswant Bangera